Exhibit 99.1
Cloudera Reports First Quarter Fiscal 2022 Financial Results

SANTA CLARA, Calif. June 1, 2021 — Cloudera, Inc. (NYSE: CLDR), the enterprise data cloud company, reported results for its first quarter of fiscal 2022, ending April 30, 2021. Total revenue for the first quarter was $224.3 million, an increase of 7% as compared to the first quarter of fiscal 2021. Subscription revenue was $200.7 million, an increase of 7% as compared to the first quarter of fiscal 2021. Annualized Recurring Revenue grew 12% year-over-year.

“Our strong fiscal first quarter results reflect continued CDP momentum and customer enthusiasm for our market leading hybrid multi-cloud solution-set,” said Rob Bearden, chief executive officer of Cloudera. “We are also pleased to announce our transaction with CD&R and KKR. This transaction provides substantial and certain value to our shareholders while also accelerating Cloudera’s long-term path to hybrid cloud leadership for analytics that span the complete data lifecycle - from the Edge to AI. We believe that as a private company with the expertise and support of experienced investors such as CD&R and KKR, Cloudera will have the resources and flexibility to drive product-led growth and expand our addressable market opportunity.”

First Quarter Fiscal 2022 Results

•GAAP loss from operations for the first quarter of fiscal 2022 was $33.8 million, compared to $55.8 million for the first quarter of fiscal 2021
•Non-GAAP income from operations for the first quarter of fiscal 2022 was $42.5 million, compared to $17.3 million for the first quarter of fiscal 2021
•Operating cash flow for the first quarter of fiscal 2022 was $162.2 million, compared to $68.4 million for the first quarter of fiscal 2021
•GAAP net loss per share for the first quarter of fiscal 2022 was $0.14, compared to $0.20 for the first quarter of fiscal 2021
•Non-GAAP net income per share for the first quarter of fiscal 2022 was $0.12, compared to $0.05 for the first quarter of fiscal 2021

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading Non-GAAP Financial Measures.

As of April 30, 2021, Cloudera had total cash, cash equivalents, marketable securities and restricted cash of $902.5 million.

Recent Business and Financial Highlights

•Annualized Recurring Revenue at the conclusion of the first quarter of fiscal 2022 was $805 million, representing 12% year-over-year growth
•GAAP subscription gross margin for the quarter was 88%, up from 85% in the first quarter of fiscal 2021
•Non-GAAP subscription gross margin for the quarter was 91%, up from 88% in the first quarter of fiscal 2021
•Announced agreement to acquire Datacoral to deliver fast and easy data transformations and integrations for any type of data via a robust multi-tenant SaaS architecture
•Announced agreement to acquire Cazena to deliver instant cloud data lakes, making it easier to operate and use CDP Public Cloud
•CDP available on Google Cloud and GCP Marketplace
•Dell EMC PowerScale/Isilon 8.2.2 certified for CDP Private Cloud
•CDP Public Cloud ISO 27001 certified

Transaction with Clayton, Dubilier & Rice and KKR

In a separate press release issued today, Cloudera announced that it has entered into a definitive agreement to be acquired by affiliates of Clayton, Dubilier & Rice (CD&R) and KKR for approximately $5.3 billion in cash, or $16.00 per share. The press release announcing the transaction is available on the Investor Relations section of Cloudera’s website. The transaction is expected to close in the second half of 2021, subject to customary closing conditions, including approval by Cloudera stockholders and receipt of regulatory approvals. Upon closing of the transaction, Cloudera will become a private company, and its common stock will no longer be listed on any public market.

Cancellation of Earnings Conference Call

Due to the announced transaction with CD&R and KKR, Cloudera has cancelled its earnings conference call previously scheduled for June 2, 2021. Additionally, Cloudera will not provide financial guidance for the second quarter of fiscal 2022, and will not provide any further financial guidance with respect to fiscal year 2022.

About Cloudera

At Cloudera, we believe that data can make what is impossible today, possible tomorrow. We empower people to transform complex data into clear and actionable insights. Cloudera delivers an enterprise data cloud for any data, anywhere, from the Edge to AI. Powered by the relentless innovation of the open source community, Cloudera advances digital transformation for the world’s largest enterprises. Learn more at cloudera.com.

Connect with Cloudera

About Cloudera: cloudera.com/about-cloudera.html
Read our VISION blog: vision.cloudera.com/ and Engineering blog: blog.cloudera.com/
Follow us on Twitter: twitter.com/cloudera and LinkedIn: linkedin.com/cloudera/
Visit us on Facebook: facebook.com/cloudera
See us on YouTube: youtube.com/user/clouderahadoop
Join the Cloudera Community: community.cloudera.com
Read about our customers’ successes: cloudera.com/customers.html

Cloudera and associated marks are trademarks or registered trademarks of Cloudera, Inc. All other company and product names may be trademarks of their respective owners.

Important Information and Where to Find It

In connection with the proposed transaction between Cloudera and affiliates of CD&R and KKR, a special stockholder meeting will be announced soon to obtain stockholder approval. Cloudera expects to file with the Securities and Exchange Commission (“SEC”) a proxy statement (the “Proxy Statement”), the definitive version of which will be sent or provided to Cloudera stockholders. Cloudera may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the Proxy Statement or any other document which Cloudera may file with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the Proxy Statement (when it is available) and other documents that are filed or will be filed with the SEC by Cloudera through the website maintained by the SEC at www.sec.gov, Cloudera’s investor relations website at https://investors.cloudera.com/home/default.aspx or by contacting the Cloudera investor relations department at the following:

Kevin Cook
investor-relations@cloudera.com
650-644-3900

Participants in the Solicitation

Cloudera and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of Cloudera’s stockholders will be set forth in the Proxy Statement for its special stockholder meeting. Cloudera stockholders may obtain additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the proposed transaction, including the interests of Cloudera directors and executive officers in the transaction, which may be different than those of Cloudera stockholders generally, by reading the Proxy Statement and any other relevant documents that are filed or will be filed with the SEC relating to the transaction. You may obtain free copies of these documents using the sources indicated above.

Cautionary Statement Regarding Forward-Looking Statements About the Proposed Transaction

This communication contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on Cloudera’s current expectations, estimates and projections about the expected date of closing of the proposed transaction and the potential benefits thereof, its business and industry, management’s beliefs and certain assumptions made by Cloudera and Clayton, Dubilier & Rice, all of which are subject to change. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “see,” “will,” “may,” “would,” “might,” “potentially,” “estimate,” “continue,” “expect,” “target,” similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. All forward-looking statements by their nature address matters that involve risks and uncertainties, many of which are beyond our control, and are not guarantees of future results, such as statements about the consummation of the proposed transaction and the anticipated benefits thereof. These and other forward-looking statements, including the failure to consummate the proposed transaction or to make or take any filing or other action required to consummate the transaction on a timely matter or at all, are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to: (i) the completion of the proposed transaction on anticipated terms and timing, including obtaining stockholder and regulatory approvals, anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies for the management, expansion and growth of Cloudera’s business and other conditions to the completion of the transaction; (ii) conditions to the closing of the transaction may not be satisfied; (iii) the transaction may involve unexpected costs, liabilities or delays; (iv) the outcome of any legal proceedings related to the transaction; (v) the failure by CD&R and KKR to obtain the necessary debt financing arrangements set forth in the commitment letters received in connection with the transaction; (vi) the impact of the COVID-19 pandemic on Cloudera’s business and general economic conditions; (viii) Cloudera’s ability to implement its business strategy; (ix) significant transaction costs associated with the proposed transaction; (x) potential litigation relating to the proposed transaction; (xi) the risk that disruptions from the proposed transaction will harm Cloudera’s business, including current plans and operations; (xii) the ability of Cloudera to retain and hire key personnel; (xiii) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; (xiv) legislative, regulatory and economic developments affecting Cloudera’s business; (xv) general economic and market developments and conditions; (xvi) the evolving legal, regulatory and tax regimes under which Cloudera operates; (xvii) potential business uncertainty, including changes to existing business relationships, during the pendency of the merger that could affect Cloudera’s financial performance; (xviii) restrictions during the pendency of the proposed transaction that may impact Cloudera’s ability to pursue certain business opportunities or strategic transactions; and (xix) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as Cloudera’s response to any of the aforementioned factors. While the list of factors presented here is considered representative, such list should not be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on Cloudera’s financial condition, results of operations, or liquidity. Cloudera does not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

Non-GAAP Financial Measures

We report all financial information required in accordance with U.S. generally accepted accounting principles (GAAP). To supplement our unaudited and audited condensed consolidated financial statements presented in accordance with GAAP, we use certain non-GAAP measures of financial performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the results of our operations as determined in accordance with GAAP. The non-GAAP financial measures used by us include non-GAAP cost of revenue-subscription, non-GAAP cost of revenue-services, non-GAAP subscription gross margin, non-GAAP services gross margin, non-GAAP gross margin, non-GAAP gross profit, non-GAAP operating expenses, non-GAAP operating margin, and historical and forward-looking non-GAAP income/loss from operations, non-GAAP net income/loss, and non-GAAP net income/loss per share. These non-GAAP financial measures exclude stock-based compensation, acquisition and disposition-

related expenses (if any), extraordinary non-cash real estate impairment charges, and amortization of acquired intangible assets from our unaudited and audited condensed consolidated statement of operations.

For a description of these items, including the reasons why management adjusts for them, and reconciliations of historical non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying financial statement tables titled “Use of Non-GAAP Financial Information” as well as the related financial statement tables that precede it. We may consider whether other significant non-recurring items that arise in the future should also be excluded in calculating the non-GAAP financial measures we use.

We believe that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our core business, operating results or future outlook. Management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing our operating results, as well as when planning, forecasting and analyzing future periods. We use these non-GAAP financial measures in conjunction with traditional GAAP measures to communicate with our board of directors concerning our financial performance. These non-GAAP financial measures also facilitate comparisons of our performance to prior periods.

Annualized Recurring Revenue

Annualized Recurring Revenue (“ARR”) is a performance metric, which we use to assess the health and trajectory of our business. ARR equals the annualized value of recurring subscription contracts with active entitlements as of the end of the period. ARR does not reflect non-recurring partner revenue, subscription revenue with certain related parties, custom engineering, remote operation and management services, or premium add-on support.

Cloudera, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended April 30,
	2021	2020
Revenue:
Subscription	$200,656	$187,085
Services	23,627	23,375
Total revenue	224,283	210,460
Cost of revenue:(1) (2)
Subscription	23,592	28,636
Services	19,526	25,605
Total cost of revenue	43,118	54,241
Gross profit	181,165	156,219
Operating expenses:(1) (2)
Research and development	65,825	64,216
Sales and marketing	107,828	113,135
General and administrative	41,264	34,675
Total operating expenses	214,917	212,026
Loss from operations	(33,752)	(55,807)
Interest (expense) income, net	(3,483)	2,241
Other expense, net	(700)	(2,497)
Loss before provision for income taxes	(37,935)	(56,063)
Provision for income taxes	(2,466)	(1,951)
Net loss	$(40,401)	$(58,014)
Net loss per share, basic and diluted	$(0.14)	$(0.20)
Weighted-average shares used in computing net loss per share, basic and diluted	292,535	295,293

(1) Amounts include stock-based compensation expense as follows (in thousands):

	Three Months Ended April 30,
	2021	2020
Cost of revenue – subscription	$4,292	$3,992
Cost of revenue – service	2,695	3,987
Research and development	21,261	19,824
Sales and marketing	15,855	15,823
General and administrative	14,521	9,812
Total stock-based compensation expense	$58,624	$53,438

(2) Amounts include amortization of acquired intangible assets as follows (in thousands):

	Three Months Ended April 30,
	2021	2020
Cost of revenue – subscription	$1,023	$3,079
Sales and marketing	16,628	16,597
Total amortization of acquired intangible assets	$17,651	$19,676

Cloudera, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	April 30, 2021	January 31, 2021
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$169,101	$298,672
Marketable securities	348,712	297,721
Accounts receivable, net	131,408	316,098
Deferred contract costs	49,308	53,048
Prepaid expenses and other current assets	32,763	32,382
Total current assets	731,292	997,921
Property and equipment, net	17,470	18,065
Marketable securities, non-current	381,326	173,281
Intangible assets, net	514,979	532,630
Goodwill	599,291	599,291
Deferred contract costs, non-current	27,053	31,170
Operating lease right-of-use assets	138,994	146,424
Other assets	10,206	9,819
TOTAL ASSETS	$2,420,611	$2,508,601
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,477	$2,713
Accrued compensation	52,351	56,643
Other accrued liabilities	32,431	30,196
Operating lease liabilities	19,550	19,574
Contract liabilities	505,977	553,983
Total current liabilities	611,786	663,109
Long-term debt	486,176	487,089
Operating lease liabilities, non-current	162,356	169,296
Contract liabilities, non-current	43,032	54,414
Other accrued liabilities, non-current	6,290	6,763
TOTAL LIABILITIES	1,309,640	1,380,671
STOCKHOLDERS’ EQUITY:
Common stock	15	15
Additional paid-in capital	2,800,559	2,776,690
Accumulated other comprehensive income	153	580
Accumulated deficit	(1,689,756)	(1,649,355)
TOTAL STOCKHOLDERS’ EQUITY	1,110,971	1,127,930
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,420,611	$2,508,601

Cloudera, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended April 30,
	2021	2020

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(40,401)	$(58,014)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	19,628	22,573
Non-cash lease expense	11,051	11,301
Stock-based compensation expense	58,624	53,438
Amortization of deferred contract costs	16,620	16,625
Other	1,182	3,522
Changes in assets and liabilities:
Accounts receivable	185,514	81,828
Prepaid expenses and other assets	(3,777)	10,526
Deferred contract costs	(8,763)	(10,623)
Accounts payable	(891)	307
Accrued compensation	(8,568)	(18,412)
Other accrued liabilities	1,764	(2,895)
Operating lease liabilities	(10,571)	(2,508)
Contract liabilities	(59,202)	(39,311)
Net cash provided by operating activities	162,210	68,357
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of marketable securities	(382,013)	(80,860)
Proceeds from sale of marketable securities	2,900	66,059
Maturities of marketable securities	120,854	36,794
Capital expenditures	(1,575)	(1,089)
Net cash (used in) provided by investing activities	(259,834)	20,904
CASH FLOWS FROM FINANCING ACTIVITIES
Repurchases of common stock	(18,945)	(25,974)
Principal repayment of debt	(1,250)	—
Taxes paid related to net share settlement of restricted stock units	(18,056)	(14,017)
Proceeds from employee stock plans	6,489	4,977
Net cash used in financing activities	(31,762)	(35,014)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(185)	(960)
Net (decrease) increase in cash, cash equivalents and restricted cash	(129,571)	53,287
Cash, cash equivalents and restricted cash — Beginning of period	302,024	110,990
Cash, cash equivalents and restricted cash — End of period	$172,453	$164,277

Reconciliation of cash, cash equivalents and restricted cash as shown in the statement of cash flows:
	As of April 30,
	2021	2020
Cash and cash equivalents	$169,101	$160,925
Restricted cash included in Other assets	3,352	3,352
Total cash, cash equivalents and restricted cash	$172,453	$164,277

Cloudera, Inc.
Three Months Ended April 30, 2021
GAAP Results Reconciled to Non-GAAP Results
(in thousands, except percentage and per share amounts)
(unaudited)

	GAAP	Stock-Based Compensation Expense	Amortization of Acquired Intangible Assets	Non-GAAP
Cost of revenue- Subscription	$23,592	$(4,292)	$(1,023)	$18,277
Subscription gross margin	88%	2%	1%	91%
Cost of revenue- Services	19,526	(2,695)	—	16,831
Services gross margin	17%	11%	—%	29%
Gross profit	181,165	6,987	1,023	189,175
Total gross margin	81%	3%	—%	84%
Research and development	65,825	(21,261)	—	44,564
Sales and marketing	107,828	(15,855)	(16,628)	75,345
General and administrative	41,264	(14,521)	—	26,743
(Loss) income from operations	(33,752)	58,624	17,651	42,523
Operating margin	(15)%	26%	8%	19%
Net (loss) income	(40,401)	58,624	17,651	35,874
Net (loss) income per share, basic	(0.14)	0.20	0.06	0.12
Net (loss) income per share, diluted (1)	$(0.14)	$0.20	$0.06	$0.12
(1) See below for a reconciliation of weighted-average shares outstanding used to calculate non-GAAP net income per share

Cloudera, Inc.
Three Months Ended April 30, 2020
GAAP Results Reconciled to Non-GAAP Results
(in thousands, except percentage and per share amounts)
(unaudited)

	GAAP	Stock-Based Compensation Expense	Amortization of Acquired Intangible Assets	Non-GAAP
Cost of revenue- Subscription	$28,636	$(3,992)	$(3,079)	$21,565
Subscription gross margin	85%	2%	2%	88%
Cost of revenue- Services	25,605	(3,987)	—	21,618
Services gross margin	(10)%	17%	—%	8%
Gross profit	156,219	7,979	3,079	167,277
Total gross margin	74%	4%	1%	79%
Research and development	64,216	(19,824)	—	44,392
Sales and marketing	113,135	(15,823)	(16,597)	80,715
General and administrative	34,675	(9,812)	—	24,863
(Loss) income from operations	(55,807)	53,438	19,676	17,307
Operating margin	(27)%	25%	9%	8%
Net (loss) income	(58,014)	53,438	19,676	15,100
Net (loss) income per share, basic	(0.20)	0.18	0.07	0.05
Net (loss) income per share, diluted (1)	$(0.20)	$0.19	$0.06	$0.05
(1) See below for a reconciliation of weighted-average shares outstanding used to calculate non-GAAP net income per share

Cloudera, Inc.
Reconciliation of weighted-average shares used for non-GAAP net income per share
(in thousands)
(unaudited)

	Three Months Ended April 30,
	2021	2020
Weighted-average shares, basic	292,535	295,293
Effect of dilutive securities:
Stock options, unvested restricted stock units and ESPP	10,234	10,863
Weighted-average shares, diluted	302,769	306,156

Use of Non-GAAP Financial Information

In addition to the reasons stated under “Non-GAAP Financial Measures” above, which are generally applicable to each of the items we exclude from our non-GAAP financial measures, we believe it is appropriate to exclude or give effect to certain items for the following reasons:

•Stock-based compensation expense. We exclude stock-based compensation expense from our non-GAAP financial measures consistent with how we evaluate our operating results and prepare our operating plans, forecasts and budgets. Further, when considering the impact of equity award grants, we focus on overall stockholder dilution rather than the accounting charges associated with such equity grants. The exclusion of the expense facilitates the comparison of results and business outlook for future periods with results for prior periods in order to better understand the long-term performance of our business.

•Amortization of acquired intangible assets. We exclude the amortization of acquired intangible assets from our non-GAAP financial measures. Although the purchase accounting for an acquisition necessarily reflects the accounting value assigned to intangible assets, our management team excludes the GAAP impact of acquired intangible assets when evaluating our operating results. Likewise, our management team excludes amortization of acquired intangible assets from our operating plans, forecasts and budgets. The exclusion of the expense facilitates the comparison of results and business outlook for future periods with results for prior periods in order to better understand the long-term performance of our business.

•Extraordinary non-cash real estate impairment charges. We exclude extraordinary non-cash real estate impairment charges from our non-GAAP financial measures. Extraordinary non-cash real estate impairment charges relate to charges that we incur as a result of activities with respect to our leased office locations. The exclusion of the impairment charges facilitates the comparison of results and business outlook for future periods with results for prior periods in order to better understand the long-term performance of our business.

Investor Relations Contact:
Kevin Cook
investor-relations@cloudera.com
+1 (650) 644-3900

Press Contact:
Madge Miller
press@cloudera.com
+1 (888) 789-1488